SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): October 15, 2001


Exact name of Registrant as specified in its charter:
                                              Central Parking Corporation

State  or  other  jurisdiction  of  incorporation:     Tennessee

Commission  File  Number:     001-13950

IRS  Employer  Identification  Number:     62-1052916

Address  of  principal  executive  offices:     2401  21st  Avenue  South
                                                Suite  200
                                                Nashville,  TN  37212

Registrant's  telephone  number,  including  area  code:     (615)  297-4255

Former  name  or  former  address,  if  changed  since last  report:
                                                            Not  applicable

ITEM  5.     OTHER  EVENTS

On October 15, 2001, the Registrant announced its forecasted operating results for the fourth fiscal quarter 2001.

ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS
     (c)  EXHIBITS
     Exhibit  No.  99.1     Text  of  press  release  dated  October  15,  2001

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               Central  Parking  Corporation

               /s/  Hiram  A.Cox
               -----------------

Date:  October  23,  2001     By:  Hiram  A.  Cox
     Chief  Financial  Officer

EXHIBIT  99.1
-------------

FOR  IMMEDIATE  RELEASE
-----------------------


Investor Contacts: William J. Vareschi, Jr.   or     Hiram A.Cox
                   Vice Chairman and                 Senior Vice President and
                     Chief Executive Officer           Chief Financial Officer
                   (615) 297-4255                    (615) 297-4255
                   bvareschi@parking.com             hcox@parking.com

Media Contact:     Richard Jonardi
                   Communications Manager
                   (615) 297-4255
                   rjonardi@parking.com


               CENTRAL PARKING CORPORATION EXPECTS LOWER EARNINGS
              IN FISCAL FOURTH QUARTER DUE TO SEPTEMBER 11 ATTACKS

                  CONTINUING TO ASSESS OUTLOOK FOR FISCAL 2002

NASHVILLE, TENN. (OCT. 15, 2001) -- Central Parking Corporation (NYSE: CPC) today announced that it expects earnings for its fiscal fourth quarter ended September 30, 2001, to be $0.10 - $0.14 per share, before property-related activities, non-recurring charges and extraordinary items, versus an earlier estimate of $0.18 - $0.23 per share. The Company earned $0.16 per share on the same basis in the September quarter of fiscal 2000. The Company indicated that it expects to report results as scheduled in mid-November for the fourth quarter and full fiscal 2001 year.

     William J. Vareschi, Jr., Vice Chairman and Chief Executive Officer, said, "Our results for July and August indicated that we were well on track to meet our earlier estimate for a solid year over year improvement in earnings for the fourth fiscal quarter. We are encouraged by that performance which affirmed the initiatives we are taking to improve our internal processes and restore our growth momentum. The attacks of September 11th, however, impacted our business especially in New York City, Washington, D.C., and in parking services for airports and hotels. The lost revenue during the last 19 days of September was approximately $4 to $5 million. The impact on revenue was, of course, most severe immediately following the attacks due to the closure of a number of locations in New York City and the closure of airports around the country. As locations have reopened and travel has rebounded, we have begun to experience a recovery in revenue and are hopeful that this trend will continue throughout fiscal 2002. We are aggressively reducing operating expenses by adjusting staffing levels and renegotiating leases to reflect the prevailing level of demand. While the full impact of these developments on our fiscal 2002 results remains difficult to assess, we expect to remain solidly profitable for the year. We also remain convinced of the Central Parking franchise's longer term potential as evidenced by the resumption of our share repurchase program."

     Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading provider of parking and transportation management services. The Company operates approximately 4,100 parking facilities containing approximately 1.5 million spaces at locations in 40 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Chile, Germany, Mexico, Poland, Spain, Venezuela and Greece.

     This press release contains projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the Company's current views with respect to future events and financial performance. No assurance can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.

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